                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                              Steel Partners, L.L.C.

Address:                           590 Madison Avenue, 32nd Floor
                                   New York, New York 10022

Designated Filer:                  Steel Partners II, L.P.

Issuer & Ticker Symbol:            SL Industries, Inc. (SLI)

Statement for Month/Day/Year:      10/09/03

Name:                              Warren G. Lichtenstein

Address:                           590 Madison Avenue, 32nd Floor
                                   New York, New York 10022

Designated Filer:                  Steel Partners II, L.P.

Issuer & Ticker Symbol:            SL Industries, Inc. (SLI)

Statement for Month/Day/Year:      10/09/03

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